UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2021 (December 31, 2020)

RAND CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1405 Rand Building, Buffalo, NY 14203

(Address of Principal Executive Offices) (Zip Code)

(716) 853-0802

(Registrant’s Telephone Number, Including Area Code)

2200 Rand Building, Buffalo, NY 14203

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RAND	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into Material Definitive Agreement.

On December 31, 2020, Rand Capital Corporation (the “Company”) entered into a new investment advisory and management agreement (the “New Advisory Agreement”) between the Company and Rand Capital Management, LLC (the “Adviser”), in connection with the acquisition by Callodine Group, LLC (“Callodine”) of the controlling interest in the Adviser from East Asset Management, LLC (the “Adviser Change in Control”). The New Advisory Agreement replaces the prior investment advisory and management agreement entered into with the Adviser on November 8, 2019 (the “Prior Investment Advisory Agreement”). Pursuant to the terms of the New Advisory Agreement, the Adviser will remain the external investment adviser to the Company. All terms of the New Advisory Agreement remain unchanged from the terms of the Prior Investment Advisory Agreement. The New Advisory Agreement is further described in the Company’s Proxy Statement as filed with the Securities and Exchange Commission on November 13, 2020.

The Company’s board of directors (the “Board”), including all of the “non-interested” (i.e., independent) directors, unanimously approved the New Advisory Agreement at a meeting of the Board held on October 29, 2020. The Company’s shareholders approved the Company’s entry into the New Advisory Agreement at a special meeting of the shareholders held on December 16, 2020.

In addition, upon the consummation of the Adviser Change in Control, the Company entered into a new administration agreement (the “New Administration Agreement”) between the Company and the Adviser. The New Administration Agreement replaces the prior administration agreement entered into with the Adviser on November 8, 2019 (the “Prior Administration Agreement”). Pursuant to the terms of the New Advisory Agreement, the Adviser will remain the administrator to the Company. All the terms of the New Administration Agreement remain unchanged from the terms of the Prior Administration Agreement.

In connection with the Adviser Change in Control, the investment committee of the Adviser was expanded to add James Morrow, Chief Executive Officer of Callodine. The Adviser’s investment committee now includes Mr. Morrow, Brian Collins, Scott Barfield, Adam Gusky, Allen F. Grum and Daniel P. Penberthy. The approval of any investment decision for the Company (including, for the avoidance of doubt, any follow-on investment, amendment, waiver or sale of such investment) requires majority approval of all members then-serving on the investment committee of the Adviser.

The foregoing descriptions of the New Advisory Agreement and the New Administration Agreement are qualified in their entirety by the terms of the New Advisory Agreement, dated December 31, 2020, attached hereto as Exhibit 10.1 and the terms of the New Administration Agreement, dated December 31, 2020, attached hereto as Exhibit 10.2.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Investment Advisory and Management Agreement, dated as of December 31, 2020, between Rand Capital Corporation and Rand Capital Management LLC.
10.2	Administration Agreement, dated as of December 31, 2020, between Rand Capital Corporation and Rand Capital Management LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION

Date: January 4, 2021	By:	/s/ Allen F. Grum
	Name:	Allen F. Grum
	Title:	President and Chief Executive Officer